                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the references to our firm under the captions "Experts" and "Selected Historical Financial Data of Holdings" and to the use of our reports dated February 3, 1998, in Amendment No. 2 to the Registration Statement (Form S-4 No. 333-50433) and related Prospectus of AP Holdings, Inc. for the registration of $70,000,000 of 11 1/4% Senior Discount Notes.


                                          ERNST & YOUNG LLP
Cleveland, Ohio

July 15, 1998